CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK[*].

                   HEALTH CARE SERVICE ANCILLARY AGREEMENT

THIS Agreement is made by and between MediQuik Services, LLC. (hereinafter referred to as "Facility"), a provider of health care services or items, licensed to practice or administer such services or items in the state or states where such services or items are provided, and USA MANAGED CARE ORGANIZATION, INC. A TEXAS CORPORATION, (hereinafter referred to as "USA").

                           W I T N E S S E T H:

WHEREAS, USA is engaged in the business of administrating quality health care service at an affordable price and Facility desires to provide services for the members of various group, accident health plans (USA H&W Network a group health and wellness program), work related injury/illness plans {USA Workers' Injury Network (USAWIN)}, motorist medical plans, Medicare supplemental plans, Select plans (USA, Medicare Select), HMO (Health Maintenance Organization) plans (for out of service area coverage only), and self-insured employers (hereinafter referred to as "INSUREDS"); and

WHEREAS, USA has a network of contracted facilities, physicians, and ancillary service providers (hereinafter referred to along with Facility as "Providers") available for use by the eligible INSUREDS of venous plans contracted with USA, thereby making available to INSUREDS such Providers for health and medical care needs: and

WHEREAS, USA has entered into agreements with one or more insurance carriers, HMOs, self-insured groups, unions, and third party administrators (hereinafter referred to as "INSURERS") to provide for health care review, medical service, and other insurance utilization review services; and

WHEREAS, Providers will be made available by USA as a convenience to INSUREDS. for the purpose of allowing INSUREDS access to health care, medical care, and Medicare; and

WHEREAS, Facility desires to contract with USA and its affiliates to provide services to INSUREDS and to accept as payment in full for such services the amounts set forth in the attached Exhibit B; and

WHEREAS, Facility agrees to conduct itself ethically and in a manner which shall preserve and maintain the human dignity and integrity of all patients, and by its attitude and manner shall convey to the patient compassion and concern for the patient's problems. Facility shall dedicate itself to alleviating those problems and providing comfort and care to those in need.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the legal adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.   SERVICES TO BE PROVIDED.
     a) USA does hereby agree to add Facility to its network of Providers, and Facility does hereby agree to provide INSUREDS with services that Facility normally and customarily provides, at the rates set forth in Exhibit B of this Agreement. All services to be provided by Facility under this Agreement shall be performed, or ordered and approved by physicians who are members in good standing of Facility's staff, or who are otherwise authorized by Facility to provide medical care to patients being treated in Facility.

     b) Facility shall provide to USA a current copy of their staff roster and will make available to USA updates as changes occur.

2. RATES TO BE PAID TO THE FACILITY.
     a) Facility is to be paid by INSURER according to the rates established in Exhibit B. The negotiated rates in Exhibit B represent the total amount to be received by Facility, including any co-payments, co-insurance and/or deductibles paid by INSUREDS. INSURER shall pay Facility the amount due for services rendered to INSURED, based on the provisions to the applicable plan, and Facility agrees to look to INSURER for the payment of such services, except for any amounts required to be paid by INSURED pursuant to Subparagraph 2(c). Payments will be made to Facility for medical services actually rendered and only after submission of a claim.

     b) Facility agrees to provide services under this Agreement for the treatment and care of illnesses, injuries or conditions of INSUREDS for which Facility normally provides. In the event a third party other than INSURER should have primary responsibility for payment of the services provided an INSURED, Facility agrees to collect payment from such other source prior to requesting payment from INSURER. Any payment made by INSURER to Facility for obligations which are the primary responsibility of a third party, shall be refunded to the INSURER by Facility. By executing this Agreement, Facility waives all rights to collect and/or pursue collection of any amounts in excess of the reimbursement listed in Exhibit B from any INSURERS who may have secondary responsibility.

     c) Services rendered or items furnished INSUREDS by Facility which are not covered as a benefit under the applicable plan, and all co-payments, co-insurances and/or deductibles, are to be paid by INSURED and Facility is responsible for collection of such payments.

     d) For Medicare supplemental plans, Facility agrees to waive 100% (one hundred percent) of the Medicare Part "A" deductible. For Medicare Select plans, Facility agrees to the provisions in Attachment I.

     e) Facility agrees and acknowledges that USA is administrating health care on behalf of INSURERS under this Agreement. USA will not be responsible or liable for the cost of any services provided to INSUREDS by Facility or for the payment of any claim to Facility.

     f) Facility agrees to participate in the Cost Containment Guidelines as set forth in Exhibit A.

3.   PAYMENT OF CLAIM.
     Payment of claims is subject to the temrs and conditions of INSURED'S insurance plan. Payment by INSURER shall be limited to services provided to INSURED for which INSURED is eligible. Payment by INSURER will be reduced by co-insurance, co-payments and/or deductibles. Facility agrees to bill at its usual and customary rate and further agrees not to pursue collection of the difference between Facility's usual and customary rates and the rates set forth in Exhibit B. INSURER will make payments within thirty (30) days of receipt of claims, unless written notice of dispute or discrepancy is mailed to Facility within thirty (30) days. If claim is not paid within thirty
     (30) days on undisputed claims and ninety (90) days on disputed claims, Facility shall have the right to deny the negotiated rates set forth in Exhibit B, and seek full billed charges.

4.   HOLD HARMLESS.
     a)   PPO INSUREDS
          Facility agrees that INSURER is responsible for payment of Facility's compensation pursuant to this Agreement. Facility shall not request payment from any INSURED for any treatment or services provided to INSURED pursuant to the terms of the Agreement except as otherwise provided herein. Facility agrees to release and hold harmless INSURED, provided INSURER makes payment pursuant to the terms of this Agreement. Notwithstanding the foregoing, in the event INSURER fails to make payment within ninety (90) days of receipt of claim or if INSURER is declared insolvent or otherwise unable to make payment, Facility may bill the INSURED for services rendered.

     b)   HMO INSUREDS (OUT OF SERVICE AREA)
          Facility hereby agrees that in no event, including, but not limited to non-payment by INSURER, INSURER insolvency, or breach of this Agreement, shall Facility bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against INSURED, or persons other than INSURER acting on their behalf for services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges (non-covered services) or co-payments on INSURER'S behalf made in accordance with the terms of the applicable plan between INSURER and INSURED.

          Facility further agrees that (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of INSURED, and that (2) this provision supersedes any oral or written contrary Agreement now existing or hereafter entered into between Facility and INSURED or persons acting on their behalf. Any modifications, addition or deletion to the provisions of this clause shall be effective on a date no earlier than fifteen (15) days after the Commissioner of Insurance has approved such changes.

5.   MEDICAL RECORDS.
     a) With the proper patient consent and in accordance with all local, state and federal laws governing confidentiality, Facility will keep and make available to USA or INSURER copies of all medical records. for the purpose of maintaining a quality assurance program, required by USA or INSURER for a period of the greater of five (5) years from the date of treatment or consultation, or the number of years that medical records are required to be kept under applicable governing laws.

     b) Facility shall furnish, upon request and without charge, all information reasonably required by USA to verify and substantiate its provision of medical services, the charges for such services, and the medical necessity for such services.

6.   PRE-CERTIFICATION AND CERTIFICATION.
     It is the responsibility of Facility to verify with INSURER prior to the delivery of medical services in non-emergent situations and within forty-eight (48) hours or the next business day in emergency situations, that any patient is an INSURED in good standing under the applicable plan, eligible for benefits, and to obtain information as to the extent and nature of INSURED'S benefits. Facility understands that it is their responsibility to verify eligibility and benefits, allowing Facility to determine, if/when pre-certification (preauthorization) and certification (authorization) is required by the plan. Facility understands that an INSURED'S membership identification card is not a guarantee that the card holder is an INSURED in good standing. INSURED'S I.D. card will display appropriate telephone numbers for benefits eligibility verification.

     Facility agrees and acknowledges that USA has contracted with venous INSURERS. INSURERS have elected at their discretion to secure services {pre-certification (pre-authorization), certification (authorization), case management and utilization management} from the vendor of their choice. While the requirements of the plan. as well as each vendor may vary, Facility agrees, at a minimum to comply with the following:

     Non-emergent and/or emergent admissions may require pre-certification/certification to be eligible for full benefits. Facility agrees to phone the appropriate number provided on INSURED'S identification card to determine whether pre-certification/certification is required. Facility agrees to notify the appropriate party prior to the delivery of medical services in non-emergent situations and within forty-eight (48) hours or the next business day in emergent situations. Facility should be prepared to provide the following information:

          a)   Patient's name, sex, and date of birth
          b) INSURED'S name, address, social security number, and group/policy number
          c)   Name of INSURER
          d)   Pre-admission diagnosis(es)
          e)   Name, address, and telephone number of the physician
          f)   Date of service (admission or procedural date)
          g)   Treatment and or surgical procedures

     Facility further understands that pre-certification and certification are a determination of medical necessity. Pre-certification/certification shall be granted when the intensity level of the treatment and the level of care are appropriate with respect to the severity of the illness. Medical services will be pre-certified/certified based on the information provided to the appropriate party at the time of notification. Pre-certification and certification are not verification of eligibility and/or benefits. To verify eligibility and/or benefits, Facility must phone the appropriate number listed on INSURED'S identification card.

     ln the case of an admission, if the medical condition of the INSURED is such that he/she cannot be discharged from Facility on the last day certified, Facility must call the appropriate telephone number on the INSURED'S identification card, on or before the last day certified. An additional number of days may be certified. Benefits may be reduced for additional days which are not certified.

     In the case of an admission, where INSURED'S illness, injury or condition (e.g. coma) prohibits INSURED from cooperating with Facility to identify himself/herself as an INSURED having access to USA's network Facility agrees to notify the appropriate party as soon as Facility is able to identify INSURED.

     Emergent admissions may be payable if they a) are certified or b) meet the conditions of an emergency as defined below:

          An emergency (according to the federal definition) is:
          1) A medical condition manifesting itself by acute symptoms of sufficient seventy (including severe pain) such that the absence of immediate medical attention could reasonably be expected to result in:
               (i) placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; or
               (ii) serious impairment to bodily functions; or
               (iii) serious dysfunction of any bodily organ or part; or

          2)   With respect to a pregnant woman who is having contractions:
               (i) that there is inadequate time to effect a safe transfer to another hospital before delivery; or
               (ii) that transfer may pose a threat to the health or safety of the woman or the unborn child.

7.   CHANGE IN TERMS AND BENEFITS.
     It is agreed by the parties hereto that the benefits, terms and conditions of the various agreements between INSURER and INSURED of any plan may be changed during the term of this Agreement without notice However, such changes will not affect this Agreement, unless agreed to by Facility and USA.

8.   TERMINATION OF COVERAGE OF INSUREDS.
     Coverage for each INSURED may be terminated by INSURED or INSURER. When an INSURED whose coverage has terminated receives services from Facility, Facility agrees to bill INSURED directly. INSURER shall not be liable to Facility for any bills incurred by an INSURED whose coverage has been terminated.

9.   DURATION.
     The initial term of this Agreement shall be a period of one (1) year from the date of execution of this Agreement by USA. During that time, Facility agrees that the reimbursement rates listed in Exhibit B will not be subject to increase. This Agreement shall automatically renew for successive one (1) year terms on the anniversary date of this Agreement and shall remain in force until termination, as provided for in Section 10 (Termination) of this Agreement. Facility shall have the right to submit a proposal for a potential increase or decrease of contractual rates to USA on an annual basis within ninety (90) days of the anniversary date. Facility agrees to allow USA reasonable time to review such proposal and counter-propose if necessary. Facility understands that rates will never be made retroactive.

10.  TERMINATION.
     Either party to this Agreement may elect to terminate this Agreement without cause at any time by giving one hundred eighty (180) days prior written notice to the other party. Said notice shall clearly explain the reason giving rise to termination to be considered in compliance with this Section.

     USA may terminate this Agreement for immediate cause, which includes, but is not limited to, the following:

     a) Facility's filing of bankruptcy (whether voluntary or involuntary), declaration of insolvency, or the appointment of a receiver or conservator of its assets.

     b) Facility's failure to maintain appropriate accreditation by agencies approved by USA.

     In the event this Agreement is terminated for immediate cause, termination shall be effective upon receipt of written notification.

     USA may also terminate this Agreement for reasons other than immediate cause. Those reasons may include. but are not limited to, a breach of any provision contained in this Agreement, habitual neglect, or the continued failure of Facility to perform its professional duties. If termination is for reasons other than immediate cause. USA will notify Facility in writing, stating the reason for termination. and giving Facility sixty (60) days in which to cure.

     If Facility has failed to effect a satisfactory cure, within the sixty
     (60) day cure period, of all reasons stated in the nonce of termination, termination shall be effective on the tenth (10th) day following the expiration of the sixty (60) day cure period.

11.  NOTICE TO INSURER OF TERMINATION OF AGREEMENT.
     In the event this Agreement is terminated by either party in accordance with the procedure set forth herein USA shall notify INSURER. Facility will notify INSURED, prior to giving service, that this Agreement is no longer in effect.

12.  ACCURACY OF INFORMATION.
     Facility represents and warrants that all information provided USA is true and accurate in all respects and acknowledges that USA is relying on the accuracy of such information in entering into and continuing the term of this Agreement. Facility shall promptly notify USA, without request, of any change in the information provided.

13.  INDEPENDENT CONTRACTOR.
     a) In entering into and complying with this Agreement, USA and Facility are at all times performing as independent contractors. Nothing in this Agreement shall be construed or be deemed to create a relationship of employer and employee, principal and agent, partnership, joint venture, or any relationship other than that of independent parties contracting with each other solely to carry out the provisions of this Agreement for the purposes recited herein.

     b) Facility shall be responsible for the hospital services provided to each INSURED that uses Facility's services.

14.  CONFIDENTIALITY.
     Each party may, in the course of the relationship established by this Agreement. disclose to the other party in confidence non-public information concerning such party's earnings, volume of business, methods, systems. practices, plans, purchaser discounts and contract terms, and other confidential or commercially valuable proprietary information (collectively referred to as "Confidential Information"). Each party acknowledges that the disclosing party shall at all times be and remain the owner of all Confidential Information disclosed by such party, and that the party to whom Confidential Information is disclosed may use such Confidential Information only in furtherance of the purposes and obligations of this Agreement. The party to whom any Confidential Information is disclosed shall use its best efforts, consistent with the manner in which it protects its own Confidential Information, to preserve the confidentiality of any such Confidential Information which such party knows or reasonably should know that the other party deems to be Confidential Information.

     The party to whom Confidential Information is disclosed shall not use said information to the disadvantage of or in competition against the disclosing party. It is understood by each party that any Confidential Information disclosed is non-public information, which is of great value to the disclosing party and that a breach of the foregoing confidentiality provision would cause irreparable damage, and the injured party shall have the right to seek and obtain, in any court of competent jurisdiction, an injunction to restrain a violation or alleged violation by the other party of this covenant, together with any damages that the party may suffer in the event of such a breach.

15.  DISPUTES.
     All disputes and differences between Facility and INSURER, upon which an amicable understanding cannot be reached, are to be decided by the following method:

     a)   MEDIATION THROUGH USA:
          Facility shall notify USA in writing of the dispute or disagreement. Facility shall supply USA with all pertinent information and state its position on the dispute. Upon receipt of this information USA will immediately contact INSURER and request the same information. USA will then attempt to mediate the dispute to the mutual satisfaction of all parties. If mediation is not possible within a reasonable time. not to exceed thirty (30) days from the time of first notice, the procedure set forth in subparagraph 15(b) will apply.

     b)   ARBITRATION:
          If the dispute cannot be solved by the mediation process described above, either Facility or INSURER may elect to submit the dispute to binding arbitration under the rules of the American Arbitration Association or any other method of arbitration mutually agreed upon by the parties.

16.  RESPONSIBILITY OF PARTIES.
     Each party agrees it shall not be responsible for any claims, losses, damages, liabilities, costs, expenses or obligations arising out of or resulting from the negligent or willful misconduct of the other party, its officers employees and agents in the performance of services pursuant to this Agreement.

17.  NOTICES.
     All notices, requests, or correspondence required under this Agreement shall be in writing, and delivered by United States mail to:

     a)   If to USA:

          USA MANAGED CARE ORGANIZATION, INC.
          916 Capital of Texas Highway South
          Austin, Texas 78746
          Attention: Provider Relations

     b)   If to Facility:
          MediQuik Services, LLC
          2008 West Main
          Houston, Texas 77098
          Attention: Ben Pierce

          Either party may change the address to which communications are to be sent by giving written notice. All communications will be directed to Facility at the most current address on file with USA.

18.  ATTORNEY'S FEES.
     If it shall become necessary for either USA or Facility to employ an attorney to enforce or defend its rights under this Agreement, the non-prevailing party in any arbitration, legal action or proceeding shall reimburse the prevailing party for its reasonable attorney's fees and costs of suit, in addition to any other relief to which such party is entitled.

19.  PARTIAL INVALIDITY.
     If any part, clause or provision of this Agreement is held to be void by a court of competent jurisdiction. the remaining provisions of this Agreement shall not be affected and shall be given such construction, if possible, as to permit it to comply with the minimum requirements of any applicable law, and the intent of the parties hereto.

20.  ASSIGNABILITY.
     Neither party may assign any of its rights or delegate any of its duties hereunder to a non-related third party without prior written consent of the other party. Facility acknowledges USA's right to assign its rights or delegate any of its duties hereunder to another entity controlled by or affiliated with USA Managed Care Organization, Inc.

21.  WAIVER.
     A party's waiver of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach of the same or another provision contained in the Agreement. A party's subsequent acceptance of performance by the other party shall not be construed as a waiver of a preceding breach of this Agreement other than failure to perform the particular dunes so accepted.

22.  CONTROLLING LAW.
     This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the state where services are being provided.

23.  CONFORMITY WITH STATE STATUTES.
     Any provision of this Agreement which is in conflict with the statutes, local laws, or regulations of the state in which services are provided, is hereby amended to conform to the minimum requirements of such statutes.

24.  ENTIRE AGREEMENT.
     This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior Agreements and understandings, expressed or implied, oral or written. Any material change to this Agreement's language or rates must be in writing and signed by duly authorized of officers or representatives of Facility and USA. Non-material changes can be communicated via notifications. If neither party disapproves of a notification in writing within thirty (30) days, such notice will be considered accepted and binding. No other third party, including but not limited to any INSUREDS and INSURERS, shall be required to consent or receive notice of any such amendment or nonce in order for the amendments or notices to be effective and binding upon the parties to this Agreement.

25.  TITLE NOT TO AFFECT INTERPRETATION.
     The paragraph and subparagraph headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

26.  EXECUTION IN COUNTERPARTS.
     This Agreement may be executed in any number of counterparts, including facsimiles, each of which are incorporated herein and shall be deemed to be an original as against any part whose signature appears thereon, and all of which shall together constitute one and the same instrument.

27.  FORCE MAJEUR.
     Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption in the discharge of its responsibility, either directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earrhquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes or other work interruptions by employees, or any similar or dissimilar cause beyond the reasonable control of either party.

28.  SURVIVAL.
     In the event this Agreement is terminated as set forth herein, Sections 4, 14, 16, 18, 22, 28, and 29 shall survive the termination of this Agreement.

29.  TERMINATION RESPONSIBILITIES.
     In accordance with Section 10 (Termination) or any termination of this Agreement, said termination shall have no effect upon the rights or obligations of the parties arising out of any transactions occurring prior to the effective date of such termination Facility agrees to accept, as payment in full, the rates in Exhibit B for services rendered to an INSURED who is inpatient upon the effective date of such termination, until INSURED is discharged or safely transferred to a participating USA facility.

30.  DISCRIMINATION.
     Facility agrees to provide services for INSUREDS within the normal scope of Facility's medical practice. These services shall be accessible to INSIJREDS, and made available to them, without limitation or discrimination, to the same extent as they are made available to other parents of Facility, and in accordance with accepted medical and professional practices and standards applicable to Facility's other patients.

31.  SILENT PPO.
     USA is not a silent PPO nor does it operate as one. Silent PPO's are organizations who "sell" their contracted rates with providers to brokers who use those discounts for their clients. USA maintains a current contracted carrier/payor list indicating clients who have directly contracted with USA for use of USA's network; and services. Such clients are required via their direct contract with USA, to provide a minimum 10% (ten percent) financial incentive, to encourage the use of USA's contracted Providers. Such 10% (ten percent) financial incentives can occur in a variety of ways, including, but not limited to: A reduction or elimination of deductibles, a reduction or elimination of a co-pay percentage, or a minimum differential in the co-insurance of at least 10% (ten percent).


32. JOINT COMMISSION ON ACCREDITATION OF HEALTHCARE ORGANIZATIONS (JCAHO) COMPLIANCE.
     USA is assisting JCAHO in the preparation of standards for health care delivery networks. Facility agrees to work with USA to meet the JCAHO network standards.

33.  INSURANCE.
     Facility shall, at its expense, carry malpractice and professional liability insurance, public liability and property damage insurance, or an equivalent program of self-insurance, in an amount equal to the greater of the amount required to maintain accreditation/certification or the amount required to meet the state's minimum requirements.

34.  LICENSURE.
     Facility shall, throughout the duration of this Agreement, be required to maintain all licenses, certifications, etc, as may be required by the state in which Facility provides services.

This Agreement is effective upon the date of execution by USA.

For and on behalf of:                         For and on behalf of:

USA MANAGED CARE ORGANIZATION, INC.           MediQuik Services LLC
916 Capital of Texas Highway South            2008 West Main
Austin, Texas 78746                           Houston, Texas 77098

4/28/98                                       3/24/98
-----------------------------------           --------------------------
Date                                          Date

   /s/                                        /s/
-----------------------------------           --------------------------
Signature                                     Signature

   Donna Smith                                Ben L. Pierce
-----------------------------------           --------------------------
Printed name                                  Printed Name

  Vice President of Administration            General Manager
-----------------------------------           --------------------------
Title                                          Title

                                     ATTACHMENT I

                                   MEDICARE SELECT

This is an Attachment to the existing Agreement only, and in no way supersedes the provisions agreed to in the Agreement.

1.   SERVICES TO BE PROVIDED
     *

2.   PAYMENT OF CLAIMS
     a) INSURER shall make no payment for services rendered to INSUREDS unless they are determined to be necessary under the Medicare claims process. This requirement shall include any Medicare Peer Review Organization procedures.

     b) Facility understands and agrees that no benefits for providing services to INSUREDS will be paid by INSURER unless those services are covered under the Federal Medicare Program (Title XVIII of the Social Security Act) and such services shall be paid in accordance with the applicable plan.

3. HOLD HARMLESS
     a) Facility agrees that in no event, including, but not limited to non-pavement by INSURER, INSURER'S insolvency or breach of this Attachment shall Facility bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any INSURED, or persons other than INSURER acting on behalf of any INSURED, for services provided pursuant to this Attachment.

     b) Facility further agrees that the provision of this Section shall survive the termination of this Attachment regardless of the cause giving rise to termination and shall be construed to be for the benefit of INSURED.

     c) Any modification, addition, or deletion to the provisions of this Section must comply with state and federal changes to Medicare law.

4.   RATES TO BE PAID TO THE FACILITY
     *



----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

      *



----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

     *



5.   BILLING PROCEDURES
     a) Facility shall submit to INSURER or INSURER'S designee encounter and billing information for INSUREDS who have received services. For certain types of services, INSURER or its designee may request copies of Medicare's payment notice to Facility and Facility shall comply with any such reasonable request.



----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

     b) When payment for services has been made by INSURER in an amount that exceeds the maximum benefits under the applicable plan, or when INSURER has made payment to Facility in error, INSURER shall have the right to recover such payment from Facility. INSURER has agreed that recovery of overpayment shall not be taken from future payments, but shall be separately requested by INSURER with appropriate documentation to substantiate such request for recovery of payment.

6.   QUALITY ASSURANCE AND UTILIZATION REVIEW
     Facility agrees to comply with and participate in INSURER'S quality assurance and utilization review program. Facility agrees to comply with such other procedures and to provide other data as may be requested by INSURER or INSURER'S designee in order for INSURER or its designee to conduct quality and utilization review activities concerning services provided to INSUREDS.

7.   USE OF NAME
     a) USA shall market health care products and shall arrange to have Facility's name and address included in the list of participating facilities distributed to eligible INSUREDS and in marketing brochures and other marketing literature without review and approval by Facility.

     b) Facility shall review and approve all other publications containing Facility's name, pursuant to this Attachment, prior to release to public.

8.   TERMINATION
     a) Facility acknowledges that the plan year shall commence on January 1 and end on December 31 of each year. Facility understands that participation is required for the entire plan year for any given year. Facility's right to terminate shall be limited to giving one hundred eighty (180) days prior written notice to USA and shall only be effective on December 31st of the respective year. USA may elect to terminate this Attachment on December 31st, for reasons other that those listed in Section 10 (Termination) of the Agreement, by giving at least one hundred eighty (180) days prior written notice to Facility. Such termination shall have no effect upon the rights or obligations of the parties arising out of any transactions occurring prior to the effective date of such termination. Upon termination of this Attachment for any reason, Facility agrees to render services to any INSUREDS hospitalized on the date of termination, until such INSUREDS are discharged or transferred from Facility to another participating facility.

     b) If and when the sale of Medicare Select policies are no longer authorized under the Federal Medicare program, this Attachment will continue for any Medicare Select policies that were sold prior to such program termination and for as long as any such policies continue in force. In the event of any change in applicable federal or state law which makes any provision of this Attachment contrary to that law, the parties agree that this Attachment is hereby amended to conform to the minimum requirements of such applicable federal or state law.

For and on behalf of: (Facility name, address, etc.)


MediQuik Services LLC
--------------------------------------
2008 West Main
--------------------------------------
Houston, Texas 77098
--------------------------------------

04/07/98
--------------------------------------
Date

/s/
--------------------------------------
Signature

Ben L. Pierce
--------------------------------------
Printed Name

General Manager
--------------------------------------
Title

                                      EXHIBIT A

                             COST CONTAINMENT GUIDELINES

1. Facility agrees to provide health care service in conformity with accepted prevailing medical and surgical practices in the community in which Facility operates.

2. Facility agrees to utilize participating facilities and ancillary services (e.g., laboratory, x-ray, ultrasound, etc.) when not available in Facility and when consistent with good medical practice.

3. In an effort to avoid duplication of costs, Facility agrees to accept participating physician pre-admission testing, subject to Facility's policy and good medical practice.

4. Facility agrees to encourage the use of generic drugs whenever medically possible, when in the best interest of the patient, and when allowed upon physician order.

5. While Utilization Management is primarily conducted by telephone, certain situations may require an on-site visit. Should this occur, Facility agrees to accept Utilization Review Representative on Facility campus for the purpose of reviewing medical records pertinent to continued stay or retrospective review of INSURED. Utilization Review Representative agrees to conduct reviews in accordance with Facility's policies.

Current INSURED medical records shall immediately be made available by Facility, upon request, with proper patient authorization, for the purpose of concurrent review and retrospective review.

                                      EXHIBIT B

_________________ is a facility providing services in the State of   National
                                                                   -----------

                                 PPO PAYMENT SCHEDULE

Facility agrees to accept the following as payment in full for services rendered.

PROFESSIONAL SERVICES:

     *


OUTPATIENT SERVICES:

     *


MEDICARE:

     *


WORKERS' INJURY SERVICES:

     *


----------------------------------------------------------------------------
1.   Name of Billing Entity: MediQuik Services, LLC
                            ------------------------------------------------
2.   Billing Tax Identification Number: 76-0550959
                                       -------------------------------------
3.   Billing Address: 1004 Rolling Meadows Dr., Mt. Juliet, TN 37122
                     -------------------------------------------------------
4.   Billing Telephone No. (800) 808-5261
                          --------------------------------------------------
5.   Directory Address(es): Street Address, City, State, Zip, Telephone
     (No PO Box Numbers)
     (a)     2008 West Main             b)
         ---------------------------        --------------------------------
             Houston, TX 77098
         ---------------------------        --------------------------------
             (713) 529-7572
         ---------------------------        --------------------------------
6.   Facility Name: MediQuik Services, LLC
                   ---------------------------------------------------------
----------------------------------------------------------------------------

----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

     The services provided and billed for by this entity are (please be as specific as possible):

     Diabetes Management Services, including home delivery of blood glucose
----------------------------------------------------------------------------
     monitoring supplies.
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------

This facility is currently accredited/certified by the following (please circle all that apply): American College of Radiology (ACR), American College of Surgeons (ACS), American Lithotripsy Society (ALS), American Osteopathic Association (AOA), American Society for Histocompatibility and Immunogenetics
(ASHI), College of American Pathologists (CAP), Commission on Accreditation of Rehabilitation Facilities (CARF), Commission on Office Laboratory Accreditation
(COLA), Community Health Accreditation Program (CHAP), Council on Accreditation
(COA), Joint Commission on Accreditation of Healthcare Organizations (JCAHO), Medical Quality Commission (MQC), Medicare, Stare of Washington Office of Laboratory Quality Assurance.

      (ATTACH COPIES OF ACCREDITATIONS/CERTIFICATIONS SUPPORTING YOUR RESPONSE)




For and on behalf of:                         For and on behalf of:

USA MANAGED CARE ORGANIZATION, INC.           MediQuik Services LLC
916 S. Capital of Texas Hwy.                  2008 West Main
Austin, TX 78746                              Houston, TX 77098

  4/28/98                                     3/24/98
-----------------------------------           ------------------------------
Date                                          Date

    /s/                                       /s/
-----------------------------------           ------------------------------
Signature                                     Signature

   Donna Smith                                Ben L. Pierce
-----------------------------------           ------------------------------
Printed name                                  Printed Name

 Vice President of Administration              General Manager
-----------------------------------           ------------------------------
Title                                         Title